Exhibit 99.10

PRELIMINARY COPY

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice and Proxy Statement are available at
www.rudolphtech.com/writable/files/mergerproxy.pdf

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RUDOLPH TECHNOLOGIES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RUDOLPH TECHNOLOGIES, INC.

The undersigned stockholder(s) of Rudolph Technologies, Inc., a Delaware corporation, hereby appoint(s) Jeffrey A. Aukerman and Leo Berlinghieri, or either of them, as proxies, each having full power of substitution, to vote at the Special Meeting of Stockholders of Rudolph Technologies, Inc. to be held on [•], [•], 2019, at 9 a.m., Eastern Time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 (the "Rudolph Special Meeting"), and any adjournment or postponement thereof, on the matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Rudolph Special Meeting. **In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Rudolph Special Meeting or any adjournment or postponement thereof.**

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE RUDOLPH SPECIAL MEETING.

(Continued and to be signed on the reverse side)

1.1 14475

RUDOLPH TECHNOLOGIES, INC. PRELIMINARY COPY [] 2019 PROXY VOTING INSTRUCTIONS instructions -or Access scan the “www. QRvoteproxy. code with com” your smartphone. and follow the Have on-screen your proxy card in hand when you access the web page. Vote online until 11:59 PM Eastern Time on [•], 2019. envelope MAIL— provided Mark, sign, as soon date as and possible. mail your proxy card in the to TELEPHONE transmit your -voting Use any instructions touchtone up telephone until 11:59 to p. call m. 718-921-8500 Eastern Time the on [•], instructions. 2019. Have your proxy card in hand when you call and follow the IN PERSON Special Meeting. —You may vote your shares in person by attending GO GR EEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com for online access. QR CODE COMPANY NUMBER ACCOUNT NUMBER Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030030030030000000 2 000019 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, AND 4. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of June 23, 2019, by and among Nanometrics Incorporated (“Nanometrics”), Rudolphowned Technologies, subsidiary Inc. (“Rudolph”), Nanometrics and PV Equipment Inc., a wholly to which PV Equipment of Inc. will merge (the “Merger with Agreement”), Rudolph, pursuant with Rudolph as and into owned subsidiary of Nanometrics the surviving corporation and a wholly- (the “Merger Agreement Proposal”). 2. To approve, on an advisory, non-binding basis, the compensation that will or may be paid to Rudolph’s named executive transactions officers contemplated that is based by the on or otherwise relates to the Proposal”) Merger Agreement (the “Rudolph Advisory Compensation . 3. To approve, on an advisory, non-binding basis, the proposed increase of the authorized shares of Nanometrics common stock under the Nanometrics certificate of incorporation from 47,000,000 shares of common stock to 97,000,000 shares of common stock (the “Advisory Share Authorization Proposal”). 4. To approve the adjournment of the Rudolph Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Rudolph Special Meeting to approve the Merger JOHN SMITH Agreement Proposal, the Rudolph Advisory Compensation Proposal, 1234 MAIN STREET and the Advisory Share Authorization P roposal or to ensure that any APT. 203 supplement or amendment to the joint proxy statement/prospectus is NEW YORK, NY 10038 timely provided to Rudolph stockholders. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, AND 4, AND IN THE To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES changes to the registered name(s) on the account may not be submitted via BEFORE THE RUDOLPH SPECIAL MEETING. this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: title Please as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full